                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                COMDISCO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Philip A. Hewes
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                     LOGO

                              6111 N. RIVER ROAD
                           ROSEMONT, ILLINOIS 60018

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 23, 1996

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Comdisco, Inc., a Delaware corporation ("Comdisco"), will be held on Tuesday, January 23, 1996 at 3:00 o'clock p.m. (C.S.T.), at Comdisco's corporate office, 6111 N. River Road in the first floor auditorium, Rosemont, Illinois 60018, for the purpose of considering and acting upon the following:

  1. The election of three Class I Directors of Comdisco for a term of three years;

  2. The approval of Comdisco's 1995 Long-Term Stock Ownership Incentive
     Plan;

  3. The approval of performance goal criterion applicable to Performance Unit Awards under the 1995 Long-Term Stock Ownership Incentive Plan;

  4. The ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of Comdisco for the current fiscal year; and

  5. The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on December 11, 1995, are entitled to notice of and to vote at the Annual Meeting of Stockholders. For at least ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be open for the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the office of Comdisco.

  Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a stockholder plans to attend, each stockholder is urged to sign, date and promptly return the enclosed proxy in the accompanying envelope.

  The Annual Report, Proxy Statement and Proxy are enclosed with this notice.

  Dated and mailed at New York, New York, December 22, 1995.

                                          By order of the Board of Directors

                                          PHILIP A. HEWES
                                          Secretary


                                   IMPORTANT

 Please complete, sign and return the enclosed Proxy immediately. A return envelope, which requires no postage if mailed in the United States, is enclosed.

                                     LOGO

                             6111 NORTH RIVER ROAD
                           ROSEMONT, ILLINOIS 60018

                                PROXY STATEMENT

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

SOLICITATION OF PROXIES

  This Proxy Statement, which is being mailed to stockholders on or about
December   , 1995, is furnished in connection with the solicitation by the
Board of Directors of Comdisco, Inc., a Delaware corporation ("Comdisco" or the "Company"), of proxies for use at its Annual Meeting of Stockholders to be held on Tuesday, January 23, 1996, at 3:00 o'clock p.m. (C.S.T.) at Comdisco's corporate office, 6111 N. River Road, Rosemont, Illinois 60018, and at any adjournment of the Annual Meeting.

  At the meeting, stockholders will be asked to elect three Class I Directors, to approve the Comdisco 1995 Long-Term Stock Ownership Incentive Plan, to approve performance goals applicable to Performance Unit Awards under said Plan, and to ratify the appointment of auditors. Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the proxy card is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted FOR the election of the Director-nominees listed below, FOR the approval of the Comdisco 1995 Long-Term Stock Ownership Incentive Plan, FOR the approval of the performance goals applicable to Performance Unit Awards and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors.

  The Board of Directors knows of no other business that will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

  A proxy may be revoked by giving the Secretary of Comdisco written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may cancel any proxy by voting at the meeting.

  The cost of soliciting proxies will be borne by Comdisco. In addition to solicitation by mail, proxies may be solicited by Directors, officers and employees of Comdisco by personal interview, telephone or telegram. Comdisco may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons. Comdisco will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy material and brokers or other persons holding stock in their names or in the names of their nominees for out-of-pocket expenses in forwarding proxy material to the beneficial owners. In addition, Chemical Mellon Shareholder Services, New York, New York, has been retained to assist in the solicitation of the proxies at a fee of $6,000.00, plus out-of-pocket expenses.

QUORUM AND VOTING RIGHTS

  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock of the Company ("Common Stock") entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. The election of Directors will be decided by a plurality of the votes represented in person or by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval of each of the other matters to be presented. Only holders of record of Common Stock at the close of business on December 11, 1995 are entitled to notice of and to vote at the Annual Meeting.

                 VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

  As of December 11, 1995, the Company had issued and outstanding shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon.

PRINCIPAL STOCKHOLDERS

  The following table lists all persons known to be the beneficial owner of more than 5% of Comdisco's outstanding Common Stock as of December 11, 1995.

                                                                         PERCENT
                                                              NUMBER OF    OF
      NAME AND ADDRESS                                         SHARES     CLASS
      ----------------                                        ---------  -------
      Fidelity Management and Research Corporation...........                %
      82 Devonshire
      Boston, MA 02109
      Estate and Trusts of Kenneth N. Pontikes............... 2,343,361*     %
      6111 N. River Road
      Rosemont, IL 60018
      Pontikes Trust......................................... 6,257,157      %
      6111 N. River Road
      Rosemont, IL 60018
      Ponchil Limited Partnership............................ 3,272,836      %
      6111 N. River Road
      Rosemont, IL 60018

--------
*For additional information, see footnote (c) in the Section entitled Stock
   Ownership of Directors and Management.

STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table shows certain information about stock ownership of each Director and nominee for directorship, the Chief Executive Officer and the next four most highly compensated executive officers, and all Directors and Executive Officers as a group.

                                                 COMMON STOCK BENEFICIALLY
                                                         OWNED ON          % OF
      NAME                                           DECEMBER 11, 1995     CLASS
      ----                                       ------------------------- -----
      Alan J. Andreini.........................            175,387(a,b)     (d)
      Robert A. Bardagy........................            133,214(b)       (d)
      Edward H. Fiedler, Jr....................            182,151(a,b)     (d)
      C. Keith Hartley.........................             46,744(a,b)     (d)
      Philip A. Hewes..........................             63,764(a,b)     (d)
      Rick Kash................................             54,093(b)       (d)
      Thomas A. Patrick........................             53,851(a,b)     (d)
      Nicholas K. Pontikes.....................         12,133,092(b,c)      %
      William N. Pontikes......................            867,394(a,b)      %
      Jack Slevin..............................            282,442(a,b)     (d)
      Basil R. Twist, Jr.......................             44,850(b)       (d)
      John J. Vosicky..........................            241,425(a,b)     (d)
      All Directors and Executive Officers as a
       group, including two officers not named
       above...................................         14,364,240(a,b,c)    %

--------
(a) Includes shares held by or for the benefit of the immediate families of the above individuals and for which they disclaim any beneficial interest, as follows: Mr. W. Pontikes, 66,864 shares; Mr. Andreini, 637 shares; Mr. Slevin, 159,993 shares; and Directors and Executive Officers as a group, 230,494 shares.
  Also includes other shares held by or for the benefit of the immediate families of the above individuals, over which such individuals hold no voting or dispositive powers and for which they disclaim any beneficial interest, as follows: Mr. W. Pontikes, 190,745 shares; Mr. Fiedler, 88,515 shares; Mr. Hartley, 157 shares; Mr. Hewes, 1,194 shares; Mr. Patrick,
  5,310 shares; Mr. Slevin, 39,126 shares; Mr. Vosicky, 4,342 shares; and Directors and Executive Officers as a group, 329,389 shares.
(b) Includes shares obtainable upon exercise of stock options which are or become exercisable prior to February 1, 1996 as follows: Mr. N. Pontikes, 7,815 shares; Mr. W. Pontikes, 10,408 shares; Mr. Andreini, 79,638 shares; Mr. Bardagy, 55,072 shares; Mr. Fiedler, 12,150 shares; Mr. Hartley, 24,600 shares; Mr. Hewes, 37,255 shares; Mr. Kash, 24,600 shares; Mr. Patrick, 24,600 shares; Mr. Slevin, 68,109 shares; Mr. Twist, 24,600 shares; Mr. Vosicky, 113,070 shares; and Directors and Executive Officers as a group, 550,937 shares. The percentages set forth in the above table give effect to the exercise of these options.
(c) Includes shares over which Nicholas Pontikes exercises sole or shared voting and dispositive powers but with respect to which he disclaims any beneficial interest (with the exception of a percentage of the shares owned by Ponfam Corp. and Ponchil Limited Partnership equal to his proportionate ownership interest in those entities), which shares are held of record as follows: Pontikes Trust, 6,257,157 shares; Estate of Kenneth
    N. Pontikes (Nicholas Pontikes, Executor), 753,976 shares; Pontikes Nonexempt Marital Trust, 1,500,000 shares; Pontikes Exempt Marital Trust, 89,385 shares; Ponchil Limited Partnership, 3,272,836 shares; Ponfam Corp., 96,021 shares; and Pontikes Family Foundation, 118,770 shares.
(d) Percentage of shares beneficially owned does not exceed 1% of the class outstanding.

                              BOARD OF DIRECTORS

ELECTION OF DIRECTORS

  Pursuant to Comdisco's Certificate of Incorporation, the Board of Directors is divided into three classes, with each class as equal in number as possible, and that each year the stockholders elect the members of one of the three classes to a three year term of office. There are twelve Directors with Class I having three members, Class II having four members and Class III having five members.

  The term of office of each of the three Class I Directors will expire at the 1996 Annual Meeting of Stockholders. The term of office for each of the Class I nominees to be elected at the 1996 Annual Meeting will expire at the 1999 Annual Meeting, the term of office for each of the Class II Directors will expire at the 1997 Annual Meeting, and the term of office of each of the Class III Directors will expire at the 1998 Annual Meeting, or in each case when their respective successors have been duly elected and qualified.

PROFILE OF DIRECTORS AND NOMINEES

                      NOMINEES FOR TERMS EXPIRING IN 1999
                              (CLASS I DIRECTORS)

  EDWARD H. FIEDLER, JR. (Age 63--Director since 1969)

  Mr. Fiedler was General Attorney of Comdisco from March, 1983 to September, 1991 and Secretary from January, 1982 to September, 1991. Mr. Fiedler retired from both positions at Comdisco effective September 30, 1991.

  BASIL R. TWIST, JR. (Age 52--Director since 1982)

  Mr. Twist has been President of Champion Securities Corporation since February, 1991. He was a private investor from February, 1986 to February, 1991.

  JOHN J. VOSICKY (Age 47--Director since 1986)

  Executive Vice President and Chief Financial Officer (a)

  Mr. Vosicky has been Executive Vice President, Chief Financial Officer of Comdisco since July, 1994. He was Senior Vice President and Chief Financial Officer from November, 1985 to July, 1994.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 1997
                             (CLASS II DIRECTORS)

  C. KEITH HARTLEY (Age 53--Director since 1978)

  Mr. Hartley has been Senior Managing Director of Forum Capital Markets L.P. since August 1995. From May, 1991 to August, 1995 he was an independent financial consultant. He was a Managing Director of Peers & Co., Merchant Bankers from February, 1990 to May, 1991.

  RICK KASH (Age 53--Director since 1987)

  Mr. Kash has been President and Managing Partner of The Cambridge Group, management consultants, since 1975. Mr. Kash is also a director of U.S. Auto Glass.

  WILLIAM N. PONTIKES (Age 54--Director since 1977)

  Executive Vice President (a)

  Mr. Pontikes has been Executive Vice President since October, 1989. Mr. Pontikes is the uncle of Nicholas K. Pontikes.

  JACK SLEVIN (Age 59--Director since 1979)

  President and Chief Executive Officer (a)

  Mr. Slevin has been President and Chief Executive Officer since July, 1994. He was Interim Chief Operating Officer from December, 1993 to July, 1994 and Executive Vice President from April, 1992 to July, 1994. Mr. Slevin was Senior Vice President and National Sales Manager from July, 1990 to April, 1992 and was a Senior Vice President from October, 1989 to July, 1990.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 1998
                             (CLASS III DIRECTORS)

  ALAN J. ANDREINI (Age 49--Director since 1992)

  Executive Vice President (a)

  Mr. Andreini has been Executive Vice President since July, 1994. He was Senior Vice President from July, 1986 to July, 1994. Mr. Andreini is also a director of Hugoton Energy Corporation.

  ROBERT A. BARDAGY (Age 56--Director since 1983)

  Executive Vice President (a)

  Mr. Bardagy has been Executive Vice President since July, 1986.

  PHILIP A. HEWES (Age 43--Director since 1992)

  Senior Vice President and Secretary (a)

  Mr. Hewes has been Senior Vice President since January, 1992, and Secretary since October, 1991. He was Vice President and General Counsel from July, 1988 to January, 1992, and Assistant Secretary from February, 1978 to October, 1991.

  THOMAS H. PATRICK (Age 52--Director since 1971)

  Mr. Patrick has been Executive Vice President, member of Office of the Chairman of Merrill Lynch & Co., Inc. ("Merrill Lynch") since May, 1993. He has also held the following positions with Merrill Lynch: Executive Vice President, Equity Markets Group from June, 1992 to May, 1993; Executive Vice President, Insurance from November, 1990 to June, 1992; and Executive Vice President and Chief Financial Officer from June, 1989 to November, 1990. Mr. Patrick is also a director of Baldwin & Lyons, Inc. and AMLI Realty Co.

  NICHOLAS K. PONTIKES (Age 31--Director since 1993)

  Executive Vice President (a)

  Mr. Pontikes has been Executive Vice President of Comdisco since July, 1994 and President of Business Continuity Services Division since September, 1993. He was Vice President of Comdisco from September, 1993 to July, 1994. He was Vice President--Business Controls of Business Continuity Services from January, 1993 to September, 1993. He was Director--International Marketing for the Comdisco Electronics Group from July, 1992 to January, 1993. From April, 1990 through July, 1992 he was President of Avalon Capital Corporation, an investment banking firm. Mr. Pontikes is the nephew of William N. Pontikes.

  (a) These individuals, along with David J. Keenan and John C. Kenning, are the current executive officers of Comdisco. Mr. Keenan, age 47, has been Vice President and Controller since January, 1985. Mr. Kenning, age 34, has been National Sales Manager and Senior Vice President since August, 1995. He was Vice President/Marketing from April, 1995 to August, 1995 and Regional Marketing Manager from October, 1986 to August, 1995.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

  During the last fiscal year, the Board of Directors held five meetings. All incumbent directors, including those standing for re-election, attended at least 75% of the meetings of the Board and the committees on which they served. The Board has established Executive, Audit, Stock Option and Compensation Committees. The Executive Committee, which acts on behalf of the Board of Directors in connection with the regular conduct of Comdisco's business, is composed of Messrs. Andreini, Bardagy, N. Pontikes, W. Pontikes, Slevin and Vosicky. It has been the practice of the Executive Committee to act by unanimous consent without a meeting. The Audit Committee is composed of Messrs. Fiedler, Hartley, Kash, Patrick and Twist. The Audit Committee, which met once during the last fiscal year, has the general responsibility for establishing and maintaining communications with Comdisco's internal and independent accountants, reviewing the methods used and audits made by the auditors in connection with Comdisco's published financial statements and reviewing with the auditors Comdisco's financial and operating controls. The Stock Option Committee, which makes recommendations to the Board of Directors with regard to the granting of stock options and administers stock option plans, consists of Messrs. Hartley and Kash. The Stock Option Committee also has the practice of formal actions by consent without a meeting. The Compensation Committee consists of Messrs. Hartley, Patrick and Kash, all non-employee directors. The Compensation Committee, which met two times during the last fiscal year, has the general responsibility for evaluating the compensation arrangements of officers and directors, including the compensation arrangements for Comdisco's President and Chief Executive Officer, Mr. Jack Slevin. The Board has no nominating committee.

COMPENSATION OF DIRECTORS

  Non-employee Directors are paid a quarterly retainer of $6,000, a Board meeting fee of $2,000 plus expenses and a Committee meeting fee of $2,000 plus expenses if the Committee meeting is held on a date other than that scheduled for a full Board meeting. In October of 1995, each non-employee Director was granted an option to acquire 2,000 shares of Comdisco Common Stock at a price equal to the fair market value on the date of grant pursuant to Comdisco's Non-Employee Directors' Stock Option Plan. No option is exercisable within six months from the date granted and options must be exercised within ten years from the date granted.

EMPLOYMENT AGREEMENTS

  The Company has entered into an agreement with Robert Bardagy relating to compensation payments to be made after April 30, 1996. Mr. Bardagy, in addition to his continuing service as a Director, will be available to consult with the Company for a minimum 18 month period from April 30, 1996. During said 18 month period, Mr. Bardagy will receive compensation (payable in bi-monthly installments) equal to the average of his total compensation paid in the three previous fiscal years. The Company has also agreed to provide its customary insurance benefits (other than disability and accidental death plans) to Mr. Bardagy through his 65th birthday provided that he pays the regular employee portion of the cost of these benefits. As long as Mr. Bardagy remains an employee of the Company, he will continue to be eligible to retain stock options that he previously was granted in accordance with the terms of the grant agreements and relevant stock option plans. Amounts payable, if any, under previously awarded senior management incentive plans will be distributed in accordance with the terms of said plans.

CERTAIN BUSINESS RELATIONSHIPS

  Mr. Patrick is Executive Vice President, Office of the Chairman of Merrill Lynch. In 1995, Merrill Lynch acted as Comdisco's agent in an established medium term note program and was an underwriter of Comdisco's senior note program. In addition, Merrill Lynch was a dealer for the sale of Comdisco's domestic commercial paper.

OTHER TRANSACTIONS

  During 1995, Comdisco made personal loans in an aggregate amount of $704,405,000 to Mr. Slevin. The loans are evidenced by a demand note bearing interest at the LIBOR rate plus 3/4% and secured by the mortgage of his personal residence. The largest aggregate amount of indebtedness outstanding
during the 1995 fiscal year was $            . As of December 1, 1995,
$             is currently outstanding.

  In fiscal 1995, the Company repurchased its common stock from the following Directors and Officers under its Stock Repurchase Program. In January 1995 the Company repurchased 1,100,000 shares of its common stock from the estate of Kenneth N. Pontikes. Nicholas K. Pontikes, Executive Vice President of the Company, is the executor of the estate. Based upon a fairness opinion from an investment banking firm, the shares were purchased at a 5% discount to the market price on the acquisition date. The aggregate purchase price was $25,993,000, or $23.63 per share. In April 1995 the Company repurchased 300,000 shares from William N. Pontikes at an aggregate purchase price of $8,220,000, or $27.40 per share. This transaction was done at a 5% discount to the market price on the acquisition date. The Company also repurchased 80,134 shares from Robert Bardagy in February 1995. These shares were purchased at the then closing price of the Company's shares on the New York Stock Exchange ($25.37 per share for an aggregate amount of $2,033,000). In May 1995 the Company repurchased 29,456 shares from Mr. Bardagy on the same basis ($29.00 per share for an aggregate amount of $854,224).

  Basil Twist received $92,502.28 in fiscal 1995 pursuant to the terms of the Comdisco Financial Services, Inc. Residual Incentive Compensation Plan dated as of January 19, 1976. Mr. Twist was an employee of the Company at the time he became a participant under this Plan. Participants under this Plan are entitled to share in the Company's residual value in certain non-computer capital equipment financings arranged by the Company. The amount of any future benefits under this Plan is not presently determinable.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires Comdisco's officers and directors, and persons who own more than ten percent of a registered class of Comdisco's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Comdisco with copies of all Section 16(a) forms they file.

  Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons during fiscal year 1995, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except as follows: Mr. Vosicky did not timely file a monthly report of one transaction, however he did report that transaction on Form 4 as soon as the omission was discovered.

                           COMPENSATION AND BENEFITS

EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to compensation for services in all capacities paid by Comdisco and its subsidiaries for the past three years, to or on behalf of (i) Jack Slevin, President and Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers of Comdisco serving at September 30, 1995.

                                                                     LONG-TERM COMPENSATION
                                                                 -------------------------------
                                      ANNUAL COMPENSATION               AWARDS          PAYOUTS
                               --------------------------------- ---------------------  -------
                                                                            SECURITIES   LONG-
                                                                 RESTRICTED UNDERLYING   TERM     ALL OTHER
   NAME AND PRINCIPAL                             OTHER ANNUAL     STOCK     OPTIONS   INCENTIVE COMPENSATION
        POSITION          YEAR  SALARY   BONUS   COMPENSATION(1)   AWARDS    (SHARES)   PAYOUTS     (1)(2)
   ------------------     ---- -------- -------- --------------- ---------- ---------- --------- ------------
Jack Slevin               1995 $        $             $                       88,653
President and CEO         1994  350,000  450,000       -0-          -0-      125,000      -0-         5,643
                          1993  150,000  650,000                    -0-          -0-      -0-
Alan J. Andreini          1995                                               141,270              37,318.12(3)
Executive Vice President  1994
                          1993
Robert A. Bardagy         1995                                                35,164
Executive Vice President  1994  350,000  509,000       -0-          -0-          -0-      -0-         5,643
                          1993  200,000  663,500                    -0-          -0-      -0-
Nicholas K. Pontikes      1995                                                45,538
Executive Vice President  1994  200,000  385,000       -0-          -0-       25,000      -0-         5,643
                          1993  137,500      -0-                    -0-          -0-      -0-
John J. Vosicky           1995                                                35,576
Executive Vice President
and                       1994  225,000  276,000       -0-          -0-          -0-      -0-         5,643
Chief Financial Officer   1993  150,000  300,000                    -0-          -0-      -0-

--------
(1) In accordance with the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation and All Other Compensation are excluded for Comdisco's 1993 fiscal year.
(2) Amounts of All Other Compensation are amounts contributed by Comdisco for fiscal 1995 and 1994 under Comdisco's Profit Sharing and Employee Stock Ownership Plans for the persons named above.
(3) During fiscal year 1995, Alan Andreini received this amount pursuant to the terms of the Comdisco Financial Services, Inc. Residual Incentive Compensation Plan as described in the Other Transactions section above.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to grants of stock options made to named executive officers during the fiscal year ended September 30, 1995.

                                                                          POTENTIAL REALIZABLE VALUE
                                                                            AT ASSUMED ANNUAL RATES
                                                                          OF STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                         FOR OPTION TERM
                      -------------------------------------------------- -----------------------------
                      NUMBER OF
                      SECURITIES
                      UNDERLYING  % OF TOTAL
                       OPTIONS/  OPTIONS/SARS EXERCISE GRANT
                         SARS     GRANTED TO  OR BASE   DATE
                       GRANTED   EMPLOYEES IN  PRICE   MARKET EXPIRATION
NAME                     (#)     FISCAL YEAR   ($/SH)  PRICE     DATE     0%       5%         10%
----                  ---------- ------------ -------- ------ ---------- ---------------- ------------
Jack Slevin             10,245        .7%      $20.50  $20.50  10/17/04  $   0 $  132,082 $    334,722
                        29,700       2.1%      $20.00  $20.00  09/30/04  $   0 $  364,296 $    917,987
                        18,466       1.3%      $29.75  $29.75  09/28/05  $   0 $  345,372 $    875,172
                        30,242       2.1%      $29.75  $29.75  09/28/05  $   0 $  565,620 $  1,433,280
Alan J. Andreini         5,415        .4%      $20.50  $20.50  10/17/04  $   0 $   69,812 $    176,917
                        45,000       3.1%      $20.00  $20.00  09/30/04  $   0 $  551,963 $  1,390,890
                        50,000       3.5%      $20.00  $20.00  12/12/04  $   0 $  628,895 $  1,593,742
                        10,613        .7%      $29.75  $29.75  09/28/05  $   0 $  198,496 $    502,989
                        30,242       2.1%      $29.75  $29.75  09/28/05  $   0 $  565,620 $  1,433,280
Robert A. Bardagy       10,245        .7%      $20.50  $20.50  10/17/04  $   0 $  132,082 $    334,722
                         9,000        .6%      $20.00  $20.00  09/30/04  $   0 $  110,393 $    278,178
                        15,919       1.1%      $29.75  $29.75  09/28/05  $   0 $  297,735 $    754,460
Nicholas K. Pontikes     4,829        .3%      $20.50  $20.50  10/17/04  $   0 $   62,257 $    157,772
                        18,000       1.2%      $20.00  $20.00  09/30/04  $   0 $  220,785 $    556,356
                        10,613        .7%      $29.75  $29.75  09/28/05  $   0 $  198,496 $    502,989
                        12,096        .8%      $29.75  $29.75  09/28/05  $   0 $  226,233 $    573,274
John J. Vosicky          5,415        .4%      $20.50  $20.50  10/17/04  $   0 $   69,812 $    176,917
                        13,500        .9%      $20.00  $20.00  09/30/04  $   0 $  165,589 $    417,267
                        10,613        .7%      $29.75  $29.75  09/28/04  $   0 $  198,496 $    502,989
                         6,048        .4%      $29.75  $29.75  09/28/04  $   0 $  113,117 $    286,637

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE

  The following table sets forth information with respect to the named executive officers in the Summary Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. The figures used in the table set forth below reflect totals determined prior to the three-for-two stock split of the Common Stock of Comdisco announced by the Company's Board of Directors on November 7, 1995.

                                             TOTAL NUMBER OF SHARES        TOTAL VALUE OF
                         NUMBER OF           UNDERLYING UNEXERCISED   UNEXERCISED, IN-THE-MONEY
                          SHARES                 OPTIONS HELD AT      OPTIONS HELD AT SEPTEMBER
                         ACQUIRED              SEPTEMBER 30, 1995            30, 1995(1)
                            ON      VALUE   ------------------------- -------------------------
NAME                     EXERCISE  REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------- -------- ----------- ------------- ----------- -------------
Jack Slevin.............  14,542   $144,521   31,333       218,371     $347,744    $1,964,017
Alan J. Andreini........       0          0   30,262       168,295      283,078     1,391,757
Robert A. Bardagy.......       0          0   21,750        69,914      207,062       673,254
Nicholas K. Pontikes....       0          0    3,600        66,938       35,100       566,318
John J. Vosicky.........   6,300     87,444   62,025        69,426      665,244       663,676

--------
(1) Based on the closing price of the Common Stock on September 29, 1995, $29.75.

LONG TERM INCENTIVE PLAN ("LTIP") AWARDS

  The following table sets forth information with respect to the named executive officers concerning the grants of Performance Unit Awards under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan during the fiscal year ended September 30, 1995. The target performance objective is that Comdisco's Total Shareholder Return, as hereinafter defined, be ranked at or above the 60th percentile of the Total Shareholder Return of all companies in the S&P 500 for the period running from October 3, 1994 through September 30, 1997. The minimum performance objective is a 50th percentile ranking. If the actual ranking is less than the 50th percentile, then no compensation will be paid under these awards.

                                                      ESTIMATED FUTURE PAYOUTS
                                                                UNDER
                                                     NON-STOCK PRICE-BASED PLANS
                                                     ---------------------------
           (A)              (B)          (C)            (D)      (E)      (F)
-------------------------- ------ ------------------ --------- -------- --------
                                    PERFORMANCE OR
                           NUMBER OTHER PERIOD UNTIL
                             OF     MATURATION OR
NAME                       UNITS       PAYMENT       THRESHOLD  TARGET  MAXIMUM
----                       ------ ------------------ --------- -------- --------
Jack Slevin...............  288   September 30, 1997 $144,000  $288,000 $864,000
Alan J. Andreini..........  166   September 30, 1997 $ 83,000  $166,000 $498,000
Robert A. Bardagy.........  250   September 30, 1997 $125,000  $250,000 $750,000
Nicholas K. Pontikes......  166   September 30, 1997 $ 83,000  $166,000 $498,000
John J. Vosicky...........  166   September 30, 1997 $ 83,000  $166,000 $498,000

                         COMPENSATION COMMITTEE REPORT

ROLE OF THE COMMITTEE

  In 1993, the Board of Directors defined the scope of authority that would be delegated to the non-employee Directors who serve as members of the Compensation Committee. Overall direction was given to this Committee to review and approve the Company's compensation policies to ensure that executive officers are rewarded appropriately for their contributions to Comdisco's growth and profitability and to ensure that compensation policies support Comdisco's business objectives, organization structure, culture and stockholder interests. Specific direction was given to determine the compensation of the Chief Executive Officer and to review and approve the compensation of the executive officers of the Company.

COMPENSATION STRATEGY

  During fiscal year 1995, the Compensation Committee has continued to evaluate Comdisco's compensation plans in accordance with the Committee's previously announced objectives of linking compensation to profit measures and stockholder value. The senior management team continues to be compensated in the following manner as originally suggested by outside compensation consultants in 1994. The CEO and executive officers total compensation is comprised of the following components: (i) base salary, (ii) annual incentive (cash and stock options) based on Company pre-tax earnings objectives and
(iii) long term performance units based on Total shareholder return objectives. Each of the foregoing components was approximately one-third of the executive's total compensation. Thus over two-thirds of the executive's compensation is subject to both Company performance and stockholder returns.

TAX CONSIDERATIONS

  The Compensation Committee has continued to monitor legislation which was enacted in 1993 that precludes a publicly held corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and its four other highest paid executive officers. Certain qualified performance based compensation is exempt from this deduction limit. In order to attempt to meet the deductibility requirements, the Company is seeking stockholder approval of the 1995 Long-Term Stock Ownership Incentive Plan and approval of certain performance goals to be established for the award of Performance Units thereunder. Assuming the receipt of such approvals, it is expected that most, if not all, compensation paid to the executive officers will qualify as a tax deductible expense.

  Notwithstanding the foregoing, the Compensation Committee believes that the new tax law requirements may not always be consistent with sound executive compensation principles. To achieve full tax deductibility, the tax law requirements do not allow the flexibility or discretion to respond to changing market conditions, to utilize subjective performance factors or to reward extraordinary performance of an unforseen type. Therefore, the Compensation Committee reserves the right to approve nondeductible compensation based upon the circumstances at the time.

1995 CEO COMPENSATION

  Jack Slevin's compensation package for fiscal 1995 reflects the Committee's strategy of placing a majority of the compensation at risk subject to the attainment of pre-tax earnings goals and longer-term total stockholder return goals. The Company has an employment agreement with Mr. Slevin which provided for a base salary of $433,000 for fiscal 1995. Annual cash incentive compensation for Mr. Slevin was equal to 1% of Comdisco's 1995 fiscal year pre-tax earnings between $125 million and $170 million and 2% of pre-tax earnings in excess of $170 million. The Committee also approved a
discretionary annual cash incentive payment of $        based upon Mr.
Slevin's positive contributions during the last year. The amount of annual cash incentive payments can be found in the Summary Compensation Table. Mr. Slevin's employment agreement also provided for an annual stock option award which was contingent upon the attainment of pre-tax earnings objectives for fiscal 1995. In accordance with the terms of the award, Mr. Slevin received 88% of the award which equaled 18,466 option shares at $29.75 (the closing price of Comdisco's Common Stock on September 29, 1995). For the long term perspective, Mr. Slevin was granted 288 Performance Units under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan. The performance period and performance objectives are set forth in the Long-Term Incentive Plan ("LTIP") Awards section above. To further align Mr. Slevin's interests with the Company's stockholders, the Committee offered Mr. Slevin the right to forego cash compensation in exchange for stock options. Under this "Cash-to-Option Alternative" Mr. Slevin elected to forego $99,000 in cash compensation and in return received a stock option to acquire 29,700 shares at the closing price of Comdisco's Common Stock on the date such election was made ($29.75).

1995 EXECUTIVE OFFICER COMPENSATION

  During fiscal year 1995, the Company entered into incentive compensation agreements with certain of its executive officers. The agreements included the following elements: base salary; annual bonus based on the Company meeting its pre-tax earnings objectives; Performance Units to be paid if the Company meets 3 year total shareholder return goals; and stock options to be granted if the company met its annual pre-tax earnings objectives. The executive officers also participated in the "Cash-to-Option Alternative" under which they had the right to forego cash compensation in exchange for stock options.

  This report has been provided by C. Keith Hartley, Rick Kash, and Thomas H. Patrick, the members of the Compensation Committee.

PERFORMANCE GRAPH

  The following performance graph compares the performance of Comdisco's Common Stock for the last five fiscal years (October 1, 1990--September 30, 1995) to that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Midcap 400 Index. The S&P Midcap 400 Index represents a comparison to companies with similar market capitalization. Comdisco is included in the S&P Midcap 400 Index. Comdisco's most similar peers are divisions or subsidiaries of large publicly-held companies, and therefore, the Company feels that the most appropriate comparison, at this time, is to publicly-held companies with similar market capitalizations.



                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG COMDISCO, INC., S&P 500 INDEX AND S&P MIDCAP 400


Measurement Period           COMDISCO,      S&P
(Fiscal Year Covered)        INC.           500 INDEX    S&P MIDCAP 400
-------------------          ----------     ---------    --------------
Measurement Pt-
 9/30/90                     $100           $100         $100
FYE  9/30/91                 $130           $131         $150
FYE  9/30/92                 $114           $146         $169
FYE  9/30/93                 $123           $165         $210
FYE  9/30/94                 $152           $171         $213
FYE  9/30/95                 $221           $222         $268


(1) Assumes $100 invested on September 30, 1990 in Comdisco Common Stock, S&P 500 Index and S&P Midcap 400 Index. Each of the three measures of cumulative total return assumes reinvestment of dividends.

(2) The S&P Midcap Index consists of the issuers with market capitalizations of $200 million to $5 billion.

                 1995 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN

  The Board of Directors, on September 27, 1995, adopted the 1995 Long-Term Stock Ownership Incentive Plan (the "Long Term Plan") subject to the approval by a majority of the Company's stockholders. The Long-Term Plan is similar to the 1992 Long-Term Stock Ownership Incentive Plan previously approved by a majority of the Company's stockholders. The Company's management believes that the Company's future success and profitability will depend to a great extent on its ability to continue to attract, retain and motivate highly qualified individuals and that an effective compensation policy for these individuals includes not only a competitive annual salary, but also long-term incentives linked to returns to stockholders and Company performance. The Company believes an important role is played by stock-based incentives in retaining the services of outstanding personnel and in encouraging such employees to have greater personal financial investment and stock ownership in the Company.

  The following is a summary of the principal provisions of the Long-Term Plan. Capitalized terms used in this summary which are not defined herein have the meanings ascribed to them in the Long-Term Plan. A copy of the Long-Term Plan will be available at the forthcoming Annual Meeting or in advance of the Annual Meeting to any stockholder to whom this Proxy Statement is furnished upon request to the Secretary of the Company.

PURPOSE. The primary purposes of the Long-Term Plan are to advance the Company's interests by encouraging and enabling key employees to acquire a larger personal financial interest in the Company and to provide a means by which employees can acquire and maintain ownership of Common Stock.

GENERAL INFORMATION. The Long-Term Plan provides for the granting of stock options, restricted stock awards, stock appreciation rights, performance units (payable in cash or stock) and stock bonuses (collectively, "Awards"). Such Awards, which will expire not more than 15 years after their respective Grant Dates, may be granted alone or in conjunction with one or more other Awards.

  Awards may be granted to any agent, director, employee (including officers) of the Company or of any of its domestic Subsidiaries, or to any agent, employee or officer or director of any of the Company's foreign Subsidiaries.
As of December 11, 1995, approximately        employees and twelve members of
the Board would be eligible to participate.

  On September 29, 1995, the Company granted non-qualified stock options ("Non-Qualified Options") for the purchase of a total of 109,821 shares of the Company's Common Stock under the Long-Term Plan. Such Awards were in the following amounts to the executive officers who are named in the Summary Compensation Table and who hold the positions stated therein:

                               NEW PLAN BENEFITS

      NAME AND POSITION                                   OPTION SHARES
      -----------------                          -------------------------------
      Jack Slevin, President and Chief
       Executive Officer.......................  (30,242 Non-Qualified Options);
      Alan J. Andreini, Executive Vice
       President...............................  (30,242 Non-Qualified Options);
      Robert A. Bardagy, Executive Vice
       President...............................  (-0- Non-Qualified Options);
      Nicholas K. Pontikes, Executive Vice
       President...............................  (12,096 Non-Qualified Options);
      John J. Vosicky, Executive Vice President
       and Chief Financial Officer.............  (6,048 Non-Qualified Options);

     all current executive officers of the Company (including those named in the Summary Compensation Table), as a group, 109,821 Non-Qualified Options; current directors who are not executive officers, as a group, -0- Non-Qualified Options, and employees who are not executive officers, as a group, 50,800 Non-Qualified Options.

  The recipients of the foregoing Awards may exercise each Non-Qualified Option for a price of $29.75. Twenty percent (20%) of each grant will vest on an annual basis over the next five (5) years. The Non-Qualified Options have a ten (10) year term and will expire on September 28, 2005.

  These Awards are subject to the approval of the Long-Term Plan by the Company's stockholders. The Company will consider the grant of other types of Awards under the Long-Term Plan in the future.

SCOPE OF THE LONG-TERM PLAN. The Long-Term Plan provides that 2,500,000 shares of the Company's Common Stock are reserved and may be issued for payment of Awards. If any Award expires or terminates without having been exercised in full or is forfeited, the shares of Common Stock associated with such expired or terminated Award shall become available for other Awards.

  The effective date of the Long-Term Plan was September 27, 1995, subject to approval of the Company's stockholders. On that date, 2,500,000 shares of Common Stock were available for issuance thereunder and, the closing price for the Common Stock on the New York Stock Exchange Composite Tape was $29.75. Common Stock issued under the Long-Term Plan may be either newly issued shares, shares purchased on the open market, treasury shares or any combination thereof. In addition, certain benefits under the Long-Term Plan may be payable in cash.

PLAN ADMINISTRATION. Except for certain duties and responsibilities expressly reserved by the Board of Directors or delegated to another committee pursuant to the terms of the Long-Term Plan, the Long-Term Plan will be administered by a committee that includes not less than two Board members (the "Committee"). Initially the Committee will be composed of Messrs. Hartley and Kash. These two individuals meet the requirements prescribed by Internal Revenue Code
Section 162(m) for membership on the Committee.

  Among other things, the Committee will have exclusive discretion (subject to the provisions of the Long-Term Plan): to select the persons to whom, and the times when, Awards are to be granted, as well as the type, size and terms of such Awards; within certain limits, to modify the terms of or replace any Award which has been granted; to interpret the Long-Term Plan and prescribe rules and regulations thereunder; to authorize foreign Subsidiaries to adopt stock incentive plans providing for the granting of Awards which will be treated as grants under the Long-Term Plan; and to accelerate the exercisability of, and to waive the restrictions and conditions applicable to, Awards and, subject to certain restrictions, to extend the time during which Awards may be exercised--but not beyond 15 years (ten years for Incentive Stock Options) after the Grant Date. The determinations of the Committee shall be conclusive and final. No Committee member will be liable for any action or determination made in good faith.

AWARDS:

RESTRICTED STOCK. Shares of Common Stock may be awarded to eligible individuals by the Committee as Restricted Stock. Restricted Stock consists of shares of the Common Stock of the Company, which at the time of grant are issued for the benefit of the grantee to whom the grant is made and who may or may not be required to pay consideration therefor. Such grantee has all the rights of the stockholder in relation to the Restricted Stock (including the right to receive dividends), except that during the designated Restricted Period, the grantee is not entitled to delivery of a stock certificate and such Restricted Stock cannot be transferred or encumbered. At the end of the applicable Restricted Period, the grantee receives shares of freely transferable Common Stock equal in number to the number of shares of Restricted Stock granted. At the Committee's option, restricted stock may be made subject to forfeiture upon termination of employment if the Company or the grantee fails to meet specified performance goals (if any) or upon failure to satisfy such other restrictions as the Committee may specify (if any). Generally, Restricted Stock will not become non-forfeitable before the first anniversary of its Grant Date. Restricted Stock may be granted for, and outstanding during, a performance period established in relation to such Restricted Stock of no less than one nor more than 10 consecutive fiscal years. The number of shares of Restricted Stock actually payable at the end of the applicable performance period will depend on the extent to which performance objectives have been met. The Committee may also establish a Restricted Period applicable to Restricted Stock, which would begin at the end of the performance period. The Long-Term Plan allows the Committee to determine that Restricted Stock will remain in the physical custody of the Secretary of the Company, as escrow holder, until such shares become nonforfeitable and until the end of any Restricted Period.

  The Committee may specify the price, if any, to be paid by the grantee for Restricted Stock. Such amount shall be paid in cash or the Committee may allow the grantee to defer payment, on such terms as it may determine, or may cause the Company to guarantee all or a portion of a loan to the grantee in an amount equal to the purchase price of the Restricted Stock. If a share of Restricted Stock is forfeited and if the grantee paid an amount for such share or acquired such share by Option exercise, upon forfeiture the Company shall pay the grantee the lesser of: (a) the amount paid or the Option Price, as the case may be, or (b) the Fair Market Value of a share of Common Stock on the date of forfeiture.

  If a grantee's employment is terminated by death or permanent disability, any Restricted Stock held by the grantee will become non-forfeitable. If a grantee's employment is terminated for any other reason, the grantee's Restricted Stock, to the extent forfeitable on that date, will be forfeited.

PERFORMANCE UNITS. Before the grant of any Performance Unit, the Committee will establish performance objectives and designate a period (the "Performance Period") of not less than one year nor more than ten years for the measurement of the attainment of such goals. The value of a Performance Unit ("Unit Value") will be established by the Committee and may be a fixed dollar amount, fixed number of shares of Common Stock, or an amount which varies from time to time in relation to the Fair Market Value of a share of Common Stock plus, at the Committee's option, dividends on Common Stock. The benefit realized by the grantee upon exercise of a Performance Unit will be the Unit Value multiplied by the Performance Percentage established by the Committee for each level of attainment of the established performance goals during the Performance Period. The number of shares actually payable under a Performance Unit at the end of the applicable Performance Period will depend on the extent to which performance objectives have been met. Performance objectives may be based on earnings per share, net income, return on stockholders' equity, and/or any other measure of performance which the Committee deems appropriate. The Committee may also establish a Restricted Period applicable to shares to be issued under a Performance Unit. In the event of changes in economic, competitive or regulatory conditions, or in accounting principles, or if acquisitions, dispositions or other extraordinary events so warrant, the Committee may, in its discretion, modify performance objectives (or adjust the way in which they are measured) or shorten any Performance Period or Restricted Period.

  Performance Units may be granted alone or in conjunction with other Awards. If awarded in conjunction with another Award, the number of Performance Units will be reduced to the extent that the related Award is exercised by, paid to or otherwise received by the grantee.

  If a grantee is promoted, demoted or transferred during a Performance Period, the Committee may, in its discretion, modify or eliminate the applicable performance goals of the Performance Period or make a cash payment to the grantee, calculated as described in the Long-Term Plan.

  Generally, a Performance Unit becomes exercisable on the later of the first anniversary of its Grant Date or the first day after the end of the applicable Performance Period and, if not issued in conjunction with another Award, is deemed exercised on the date it first become exercisable. A Performance Unit related to another Award may be exercised by giving notice to the Company and, unless otherwise provided in the applicable Award agreement, the related Award will be cancelled.

  If a grantee's employment is terminated for cause, any unexercised Performance Units will terminate. If a grantee's employment is terminated by death or permanent disability, any unexercised Performance Units (to the extent exercisable on the date of death or disability) may be exercised, in whole or in part, within five months after such death or disability. If a grantee terminates employment for any other reason, any unexercised Performance Units shall become non-forfeitable and may be exercised to the extent determined by the Committee in its sole discretion.

STOCK OPTIONS. The Long-Term Plan provides both for Incentive Stock Options ("ISOs") specifically tailored to the provisions of the Internal Revenue Code of 1986 (the "Code") and for Options not qualifying as ISOs ("Non-Qualified Options"), each of which may (but need not) be granted in conjunction with other Awards.

  Pursuant to the Long-Term Plan, the Committee will determine the exercise price to be paid by a grantee (the "Option Price") for each share issued in connection with an ISO or a Non-Qualified Option (collectively referred to as "Options"). The Option Price cannot be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Payment of the Option Price may be made in cash, through the exchange of Common Stock held by the grantee for at least six months, through a broker-assisted exercise or, with the approval of the Committee, through the exchange of Restricted Stock held by the grantee for at least six months. The Committee may allow a grantee to defer payment of the exercise price, on terms the Committee may determine, or may cause the Company to guarantee all or a portion of a loan to the grantee in an amount equal to the Option Price.

  The Committee will determine when an Option may be exercised, which will be no more than 15 years after the Grant Date (ten years in the case of ISOs), and the manner in which each Option will become exercisable. Generally, Options are not exercisable less than one year after their respective Grant Dates. The Committee may, in its discretion, direct that shares issued upon exercise of Options will be restricted and non-transferable.

  If a grantee dies or become permanently disabled, any unexercised Options (to the extent exercisable on the date of death or disability) may be exercised, in whole or in part, within five months after such death or disability. At retirement on or after age 60, a grantee may, not later than the thirtieth day following retirement, exercise any unexercised Options which are exercisable at the time of retirement. If a grantee's employment is terminated for cause, any unexercised Options shall terminate. In any other circumstance, a grantee's unexercised Options (to the extent exercisable on date of grantee's termination of employment) may be exercised, in whole or in part, not later than the thirtieth day following such termination.

STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") may be granted alone or in conjunction with another Award granted on or before the Grant Date of the corresponding SAR. A SAR is exercisable only on or after the first anniversary of its Grant Date and otherwise on conditions established by the Committee. A SAR related to another Award generally terminates upon the expiration, termination, forfeiture or exercise of the related Award (or, in the case of a related Restricted Stock Award, when such Award becomes non-forfeitable), and is exercisable only to the extent that such other Award is exercisable and on such other conditions as may be established by the Committee.

  Upon exercise of a SAR, the grantee must surrender the SAR and any related Award (which will thereupon be terminated) and will receive in exchange cash or, in the discretion of the Committee, Common Stock equal in value to the excess of the Fair Market Value of a share of Common Stock on the date the SAR is exercised over the Fair Market Value of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR was granted or, if the SAR is related to an Option, the Option Price. At the time of grant, the Committee may place a limitation on the amount payable upon exercise of a SAR.

  If a grantee's employment is terminated for cause, any unexercised SARs will terminate. If a grantee dies or becomes permanently disabled, any unexercised SARs (to the extent exercisable on the date of death or disability) may be exercised within five months after such death or disability. At retirement on or after age 60, a grantee may, not later than the thirtieth day following retirement, exercise any unexercised SARs that are not related to Restricted Stock or Performance Units and that are exercisable at the time of retirement. Upon termination of employment in any other circumstance, a grantee may exercise any unexercised SARs (other than SARs related to restricted stock or a performance unit) not later than the thirtieth day following termination of employment. In each case, SARs cannot be exercised more than 15 years after their respective Grant Dates (ten years in the case of SARs associated with ISOs). SARs related to Restricted Stock are forfeited upon termination (other than for death or disability) to the extent that the related-to Performance Units become non-forfeitable and exercisable upon termination (other than upon death or disability) to the extent determined by the Committee.

STOCK BONUSES. The Committee is authorized, in its discretion, to grant shares of Common Stock (or other Awards payable in, or valued by reference to, shares of Common Stock) as stock bonuses or incentives to eligible employees, which will not include executive officers.

AMENDMENT AND TERMINATION. The Long-Term Plan will terminate on the tenth anniversary of its effective date. The Board of Directors may before that time terminate the Long-Term Plan and may amend or modify the Long-Term Plan without stockholder approval, except as may be advisable for purposes of compliance with federal securities laws or listing requirements of a national securities exchange or to permit continued grant of ISOs under the Code. Termination of the Long-Term Plan will not affect any Awards then outstanding.

ESTIMATE OF BENEFITS. It is impossible to determine the amount of Awards that will be received by any of the grantees since the grant of Awards is within the discretion of the Committee. Information regarding Awards to the Company's Chief Executive Officer and the other four most highly compensated Executive
Officers is provided on page    under the section entitled "Option Grants in
Last Fiscal Year". In fiscal year 1995, 102,821 options were granted to Executive Officers as a group under the Long-Term Plan. No Awards were made under the Long-Term Plan to Directors who are not Executive Officers or to any employees that are not Executive Officers.

OTHER TERMS AND CONDITIONS. For purposes of the Long-Term Plan, the "Fair Market Value" of Common Stock is the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape.

  In order to comply with Code Section 162(m), the Long-Term Plan provides that the maximum Award payable to any participant during any one-year period will be 200,000 shares of Common Stock, subject to adjustments for stock splits and other events described in the Long-Term Plan.

  Awards granted under the Long-Term Plan will be evidenced by agreements consistent with the Plan in such form as the Committee may prescribe. Neither the Long-Term Plan nor such Award Agreements confer any right to continued employment upon any grantee.

  Awards (other than shares of Restricted Stock) are generally non-transferable other than by will or the laws of descent and distribution and may be exercised, during a grantee's lifetime, only by the grantee. The Committee may grant transferable Awards under limited circumstances for estate planning purposes. Restricted Stock is non-transferable until it becomes non-forfeitable.

  Adjustments in the amount of Awards issuable under the Long-Term Plan and in any Awards outstanding may be made in order to preserve the benefits or potential benefits intended to be made available to participants, in the event of merger, consolidation, reorganization, the sale of all or substantially all the assets of the Company, recapitalization, reclassification, stock splits, stock dividends or similar events.

  The holder of an Award will have no rights as a stockholder with respect to any shares of Common Stock covered by such Award until the date such stock is delivered to such holder. Subject to any restrictions contained in the Award, the privileges of stock ownership will exist with respect to Restricted Stock or shares issued pursuant to a Performance Unit but subject to a Restricted Period, even if such stock is being held in custody by the Company.

  The Company may make such provisions as it deems appropriate to withhold any taxes due in connection with any Award and may require the grantee to satisfy any relevant tax requirements before authorizing any issuance of shares to a grantee. Grantees may elect, subject to Committee approval, to have shares of Common Stock otherwise issuable to them withheld to satisfy federal, state and local withholding tax liability with respect to the exercise of Awards in the year such exercise becomes taxable.

  The Long-Term Plan provides that no Option, SAR or Performance Unit granted to an employee subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") may be exercised before six months after the Grant Date unless the employee dies or becomes incompetent before the expiration of the six-month period.

  In the event of a Change in Control (as defined below), (i) all Options and SARs will become fully exercisable and vested, (ii) all restrictions with respect to Restricted Stock will lapse and such shares will be fully vested and nonforfeitable, and (iii) with respect to Performance Unit Awards, all outstanding Performance Periods will be deemed completed, the maximum level of performance will be deemed to have been attained, all applicable Restricted Periods will lapse and a pro rata portion of each outstanding Award will become payable in cash.

  A Change in Control is deemed to have occurred if (i) any person becomes the beneficial owner of 50% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities; (ii) a change in the composition of the Board such that the individuals who constituted the Board as of September 30, 1995 cease to constitute a majority thereof; (iii) the stockholders approve a merger or consolidation with any other corporation, subject to certain exceptions; or
(iv) the stockholders approve a plan of liquidation of the Company or an agreement for the sale of substantially all its assets.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. The following is a brief description of the principal United States federal income tax consequences related to Options granted under the Long-Term Plan.

NON-QUALIFIED OPTIONS. In general: (a) a grantee will not be subject to tax at the time a Non-Qualified Option is granted; (b) an amount equal to the difference between the Option Price and the Fair Market Value of the shares acquired on the date of exercise will be included in the grantee's ordinary income in the taxable year in which the Non-Qualified Option is exercised; (c) the Company will be entitled to deduct such amount in the taxable year in which such grantee includes such amount in income; and (d) upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated as either capital gain or capital loss.

  Where an Option provides for issuance of stock subject to restriction on transfer, the grantee receiving such Restricted Stock upon exercise will not recognize income for tax purposes until the restriction lapses. In these situations, the grantee will have taxable income upon the lapse of the restriction equal to the amount by which the Fair Market Value of the shares at the time the restriction lapses exceeds the Option Price. Proceeds from the sale of stock sold after the restricted period will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the Fair Market Value of the stock at the end of the Restricted Period.

  Alternatively, a grantee who receives stock subject to restrictions on transfer can elect to recognize income immediately upon exercise of the Option, in which case taxable income is generally determined at the time of Option exercise and the time of the sale of the stock as explained in the first paragraph of this section. However, if a grantee who has elected to recognize income immediately upon exercise of Options for Restricted Stock subsequently sells the stock to the Company as required by the terms of the restriction, any loss on the sale will be limited to the amount (if any) by which the Option Price exceeds the amount paid by the Company on such sale.

  Generally, the Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee in the year the Option is exercised or the restriction lapses, whichever is applicable.

  If the grantee pays the Option Price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss is recognized upon delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the Fair Market Value of such additional shares as of the date ordinary income equal to such Fair Market Value is realized and a holding period which commences as of such date.

INCENTIVE STOCK OPTIONS. In general, a grantee will not be subject to tax at the time an ISO is granted or exercised. However, the excess of the Fair Market Value of the shares received upon exercise of the ISO over the Option Price is potentially subject to the alternative minimum tax. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the Option Price, provided that the grantee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise and further provided that the grantee has been employed by the Company at all times from the Grant Date until the date of exercise (one year in the case of permanent disability). If the grantee disposes of the shares without satisfying both the holding period and employment requirements (a "Disqualifying Disposition"), the grantee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the Option Price and the lesser of the Fair Market Value of the shares on the date the ISO is exercised or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

  If the grantee pays the Option Price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the ISO. If such an exercise is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred. The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a Disqualifying Disposition.

SECTION 162(M). Subject to certain exceptions, Section 162(m) of the Code places a $1 million annual limit on a company's tax deduction for compensation paid to a "covered employee". A "covered employee" is defined as the company's chief executive officer and the other four highest paid officers named in its proxy statement. Compensation in excess of $1 million will, however, continue to be tax deductible by the company if such compensation satisfies the applicable requirements for the "performance-based compensation" exception ("Performance Exception").

  The Long-Term Plan incorporates the requirements for the Performance Exception that are applicable to its stock option and stock appreciation right features and, where appropriate, it is expected that the Committee will administer the Long-Term Plan in order to satisfy any other requirements for the Performance Exception. It is anticipated that the Company will be able to maximize the tax deductibility of the compensation attributable to Non-Qualified Options. Compensation received by a covered employee which is attributable to the other Award features contained in the Long-Term Plan may qualify for the Performance Exception as long as additional requirements are satisfied, including the proper establishment of performance goals, shareholder approval of these goals and certification by the Committee that the goals have been attained. However, Awards may be made under the Long-Term Plan that do not satisfy the Performance Exception criteria, and therefore there can be no assurance that all Awards will be fully deductible by the Company.

            PERFORMANCE GOAL APPLICABLE TO PERFORMANCE UNIT GRANTS

  The Company is seeking stockholder approval of the initial performance goal criterion that the Committee of the 1995 Long-Term Stock Ownership Plan intends to use in connection with future grants of Performance Units under the Long-Term Plan. This approval is being sought in an attempt to have the Performance Unit Awards meet the requirements of "qualified performance based compensation" under Section 162(m) of the Code.

  Performance Units, as described in the previous section, may be granted to any employee (including officers), Director or agent of the Company or any of its domestic Subsidiaries.

  The performance goal will be met for a given Performance Period if the Company's "Total Shareholder Return" (as defined below) is ranked at or above the 50th percentile of the Total Shareholder Return of all companies in the S&P 500. Total Shareholder Return is defined as the sum of the stock price appreciation plus dividends (reinvested) through the Performance Period.

  The cash compensation to be paid to each grantee in the event that the performance goal is attained will be determined by multiplying the Performance Percentage (based on the applicable Total Shareholder Return ranking) times the Target Unit Value of $500 times the number of Performance Units granted.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  Three directors are to be elected at the meeting for three year terms ending at the 1999 Annual Meeting. Edward H. Fiedler, Jr., Basil R. Twist, Jr., and John J. Vosicky, all of whom are presently directors of the Company and have been nominated by the Board of Directors for election at this Annual Meeting. The accompanying proxy will be voted for the Board of Directors' nominees, except where the authority to so vote is withheld.

  The nominees for Director will be elected if they receive the affirmative vote of a plurality of all votes entitled to be cast at the Annual Meeting.

  The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. If any nominee becomes unavailable for election, those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

  The Board of Directors favors a vote "FOR" each of the nominees.

                    PROPOSAL 2--APPROVAL OF 1995 LONG-TERM
                        STOCK OWNERSHIP INCENTIVE PLAN

  As stated above, the Company is seeking stockholder approval of the 1995 Long-Term Stock Ownership Incentive Plan which was previously approved by the Board of Directors.

  The Plan will be approved if it receives the affirmative vote of a majority of all votes entitled to be cast at the Annual Meeting.

  The Board of Directors believes that the adoption of the Long-Term Plan is advisable both to increase the share authorization for stock-based plans and to provide the Company with greater flexibility with respect to employee incentives. The Board of Directors favors a vote "FOR" the approval of the Long-Term Plan.

              PROPOSAL 3--APPROVAL OF PERFORMANCE GOAL CRITERION

  The Company is seeking stockholder approval of the performance goal criterion, as described above, in order to attempt to meet certain Internal Revenue Code requirements for tax deductions by the Company.

  The performance goal criterion will be approved if it receives the affirmative vote of a majority of all votes entitled to be cast at the Annual Meeting.

  The Board of Directors believes that the approval of the performance goals is in the best interests of the Company's stockholders and favors a vote "FOR" the approval of this proposal.

                      PROPOSAL 4--APPOINTMENT OF AUDITORS

  The Board of Directors has approved the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors, to audit the financial statements of Comdisco for the current fiscal year and to perform other accounting services, as appropriate. KPMG Peat Marwick LLP has audited the financial statements of Comdisco since 1971. The ratification of the appointment of KPMG Peat Marwick LLP is being submitted to the stockholders at the Annual Meeting of Stockholders. The Board of Directors favors a vote "FOR" the appointment of KPMG Peat Marwick LLP. If such appointment is not ratified, the Board of Directors will consider the appointment of other auditors.

  Comdisco has been advised by KPMG Peat Marwick LLP that representatives of the firm will be present at the Annual Meeting of Stockholders. Such representatives will have the opportunity to respond to appropriate questions and make a statement if they desire to do so.

                          1996 STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders must be received by Comdisco, in writing, no later than August 23, 1996, in order to be considered for inclusion in the Proxy Statement and Proxy form for the Comdisco 1997 Annual Meeting of Stockholders. Any proposal should be sent to the attention of the Secretary of Comdisco at 6111 N. River Road, Rosemont, Illinois 60018.

  The foregoing Notice, Proxy Statement and Proxy are sent by order of the Board of Directors.

                                          Philip A. Hewes
                                          Secretary

December 22, 1995

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PROXY

                               [COMDISCO  LOGO]

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE
                        ANNUAL MEETING OF STOCKHOLDERS

                              3:00 P.M. (C.S.T.)

                               JANUARY 23, 1996

                    PLACE: Comdisco, Inc., at its offices,
                           1st Floor, 6111 N. River Road
                           Rosemont, Illinois 60018

PROXY: JACK SLEVIN and PHILIP A. HEWES and each of them, are hereby appointed by the undersigned as attorneys and proxies with full power of substitution, to vote all the shares of Common Stock held of record by the undersigned on December 11, 1995 at the Annual Meeting of Stockholders of Comdisco, Inc. or at any adjournment(s) of the meeting, on each of the items on the reverse side and in accordance with the directions given therein.

  THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE SIGN ON THE REVERSE SIDE
                              AND RETURN PROMPTLY

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                             FOLD AND DETACH HERE

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO ANY OF SUCH ITEMS, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.



1. ELECTION OF THREE CLASS I DIRECTORS

   NOMINEES: Edward H. Fiedler, Jr., Basil R. Twist, Jr. and John J. Vosicky

   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

   ----------------------------------------------------------------------------
   FOR all nominees listed to the right (except as marked to the contrary)
   [_]

   WITHHOLD AUTHORITY to vote for all nominees listed to the right
   [_]

2. The approval of Comdisco's 1995 Long-Term Stock Ownership Incentive Plan.
   FOR [_]   AGAINST [_]   ABSTAIN [_]


3. The approval of performance goal criterion applicable to Performance Unit Awards under the 1995 Long-Term Stock Ownership Incentive Plan.
   FOR [_]   AGAINST [_]   ABSTAIN [_]


4. Ratify the appointment of KPMG Peat Marwick LLP, as independent auditors.
   FOR [_]   AGAINST [_]   ABSTAIN [_]


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) there-of.

                                        Please sign exactly as name appears at
                                        left. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                        Dated: __________________________, 1995



                                        --------------------------------------
                                                     (Signature)


                                        --------------------------------------
                                             (Signature, if held jointly)




 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE

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                             FOLD AND DETACH HERE